Exhibit 99.1

Beneficient Announces Agreement to Settle GWG Litigation

DALLAS, March 10, 2025 (GLOBE NEWSWIRE) — Beneficient (NASDAQ: BENF) (“Beneficient,” “Ben” or the “Company”), a technology-enabled platform providing exit opportunities and primary capital solutions and related trust and custody services to holders of alternative assets through its proprietary online platform, AltAccess, today announced that it has entered into a binding agreement to settle all claims in the previously disclosed lawsuits relating to GWG Holdings, Inc. (“GWG”) in federal court in the Northern District of Texas and the Bankruptcy Court for the Southern District of Texas (“GWG Litigation”) against the Company, its subsidiaries, and each of their current and former directors and officers, including its founder and CEO, Brad Heppner (collectively, the “Beneficient Parties”), for a sum within applicable insurance policy limits.

The Company and its directors and officers have vigorously contested and continue to contest the allegations in the GWG Litigation, fundamentally challenging the underlying factual assertions and maintaining substantive and well-founded defenses. The Company’s decision to enter into this settlement agreement was based on eliminating ongoing costs, distractions, and other risks inherent in litigation.

The proposed settlement, which is subject to court approval and other conditions, would resolve all claims asserted against the Beneficient Parties without any admission, concession or finding of any fault, liability or wrongdoing by the Company or any defendant. Under the terms of the proposed settlement, the plaintiffs will receive an agreed upon amount of cash, which will be paid entirely from funds available under applicable insurance policies.

“While the Company thoroughly disputes the allegations in the GWG Litigation, we are pleased to have reached this agreement.” “Today’s announcement is a major step toward allowing us to move past this matter so we can continue focusing on executing on our business plan and enhancing shareholder value,” said a Company spokesperson.

Following the settlement of the GWG Litigation, other GWG-related claims against parties other than the Company, its subsidiaries, and each of their current and former directors and officers, including its founder and CEO, remain outstanding, including certain claims against entities related to Beneficient’s founder and CEO to whom Beneficient owes certain indemnification obligations. The Company intends to support a vigorous defense against such claims.

Forward Looking Statements

Except for the historical information contained herein, the matters set forth in this press release are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements regarding approval of the proposed settlement and outstanding GWG-related claims against entities related to the Company’s founder and CEO to whom the Company owes certain indemnification obligations. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are based on our management’s beliefs, as well as assumptions made by, and information currently available to, them. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected.

Important factors that could cause actual results to differ materially from those expressed in the forward-looking statements include, among others: the timing and the final outcome of the GWG Litigation; entry of a final judgment by the court in the GWG Litigation and the risks, uncertainties, and factors set forth under “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and its subsequently filed Quarterly Reports on Form 10-Q. Forward-looking statements speak only as of the date they are made. The Company assumes no obligation to update forward-looking statements to reflect actual results, subsequent events, or circumstances or other changes affecting such statements except to the extent required by applicable law.

Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and, except as required by law, the Company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.